Exhibit 99.3

Smart Online, Inc., Computility, Inc., and iMart Incorporated Pro Formas

Introduction

Computility Acquisition

On October 4, 2005, Smart Online completed its acquisition of substantially all of the assets of Computility, Inc., (“Computility”) an Iowa based company providing web-based software, and other information software and hardware and services, primarily to small business customers, pursuant to an Asset Purchase Agreement dated as of October 4, 2005 by and among Smart Online, Smart CRM, Inc., Computility and certain shareholders of Computility. The acquired assets include all of the fixed assets, machinery, equipment, fixtures, leasehold improvements, furniture, intellectual property, leases, accounts receivable, factoring contracts and goodwill.

In consideration for the purchased assets, Smart Online issued the seller 484,213 shares of Smart Online Common Stock (valued at approximately $3.5 million based upon the fair market value of Smart Online's stock of $7.30 which was determined as of the closing date since the closing date was prior to the acquisition being announced) and assumed certain liabilities of Computility totaling approximately $1.9 million.  In addition two key employees of Computility can earn up to $91,800 each over and above their base compensation during the fifteen months ended December 31, 2006, if certain performance agreements which typically have 3-year terms with substantial penalties for early termination.  Until the date of the acquisition, Computility factored substantially all of its subscription agreements and received approximately 65% of the expected cashflow from the subscription period upfront and use the cash to fund on-going operations.  As a result of the factoring arrangements, Smart Online will be required to provide services to the customers, but will only receive approximately 35% of the corresponding customer payments, although the other 65% will reduce the liabilities to factors assumed by Smart Online in this transaction.

Smart Online and Smart CRM entered into employment agreements with two key employees and shareholders of Computility. One of these individuals serves as Director CRM Business Development to Smart CRM, receiving an annual salary of $90,000, $45,000 in consideration of a non-compete covenant and a bonus of up to $91,800 to be earned upon achievement of certain revenue milestones set forth in the employment agreement during the period from the date of the acquisition through March 31, 2007. One of the individuals serves as Director CRM Technology to Smart CRM, receiving an annual salary of $90,000, $45,000 in consideration of a noncompetion covenant and a bonus of up to $91,800 to be earned upon achievement of certain software development milestones set forth in the employment agreement during the period from the date of the acquisition through March 31, 2007.

iMart Acquisition

On October 18, 2005, Smart Online completed its purchase of all of the capital stock of iMart Incorporated (“iMart”), a Michigan based company providing multi-channel electronic commerce systems, pursuant to a Stock Purchase Agreement, dated as of October 17, 2005 by and among Smart Online, iMart and the shareholders of iMart.

Several provisions of the iMart acquisition agreements restrict Smart Online’s ability to utilize the revenue from iMart’s business after the acquisition. These provisions include a lock box arrangement to secure the acquisition purchase price installment payment obligation of Smart Online described below and restrictions on transfers of cash from iMart to Smart Online until payment of obligations due through January 2007. The acquisition agreements also give a key employee of iMart before the acquisition, certain contractual rights and obligations to operate the business of iMart after the acquisition within agreed performance parameters as defined in the Stock Purchase Agreement, dated as of October 17, 2005 by and among Smart Online, Inc., iMart, Inc. and the shareholders of iMart, Inc. which was attached as Exhibit 2.1 to Form 8-K , filed with the SEC on October 24, 2005. Subject to such Stock Purchase Agreement, this key employee is Vice President and Chief Operating Officer of the surviving corporation and reports to the President of the surviving corporation who is also the President and CEO of Smart Online, Inc. All of these provisions, which are summarized below, are interrelated.

Acquisition Payments

Smart Online has agreed to pay the following to the former shareholders of iMart:

(i) 205,767 shares of Smart Online Common Stock were issued to the former shareholders at the Closing (these shares were valued at approximately $1.8 million based upon the fair market value of Smart Online's Common Stock of $8.825 which was determined as of the closing date since the closing date was prior to the acquisition being announced); and

(ii)   $3,366,000 in cash is payable in installments as follows: (a) four equal installments of $420,750 are required to be paid on each of January 2, 2006, April 3, 2006, July 5, 2006 and October 2, 2006 and (b) $1,683,000 is required to be paid on January 5, 2007; however, this last acquisition purchase price installment payment must be pre-paid if iMart’s business meets certain economic milestones described below.

Employment and Non-competition Payments

iMart and Smart Online entered into an employment agreement with Gary Mahieu, pursuant to which Mr. Mahieu will be vice president and chief operating officer of iMart and will receive an annual salary of one hundred fifty thousand dollars ($150,000). In addition, Smart Online and iMart agreed to pay Mr. Mahieu five hundred ten thousand dollars ($510,000) in consideration for his covenant not to compete with iMart or Smart Online.

iMart and Smart Online also entered into an employment agreement with Randy Purdy, pursuant to which Mr. Purdy will be an account manager of iMart and will receive an annual salary of one hundred thousand dollars ($100,000). iMart and Smart Online also agreed to pay Mr. Purdy two hundred seventy thousand dollars ($270,000) in consideration for his covenant not to compete with iMart or Smart Online.

General Information

The following unaudited pro forma combined financial information have been prepared to give effect to the combination of Smart Online, Inc., Computility, Inc., and iMart, Inc. accounted for in accordance with Statement of Financial Accounting Standards No. 141, “Business Combinations,” which is referred to as SFAS 141. The acquisition consideration has been allocated on a preliminary basis to assets acquired and liabilities assumed based on information that was available to management at the time these pro forma financial statements were prepared. The adjustments to the unaudited pro forma combined financial statements are subject to change pending a final analysis of the total purchase price and the fair value of the assets acquired and liabilities assumed. The impact of these changes could be material.

The unaudited pro forma combined balance sheet as of September 30, 2005 combines the historical balance sheets of the Smart Online, Computility, and iMart, Inc. as of that date and gives effect to the acquistions as if they had occurred on September 30, 2005.

The unaudited pro forma combined statements of operations for the nine months ended September 30, 2005, and the year ended December 31, 2004 gives pro forma effect to the acquistions as if the transactions had occurred on January 1, 2004. Potential cost savings from combining the operations have not been reflected in the unaudited pro forma combined statements of operations as there can be no assurance that any such cost savings will occur.

The unaudited pro forma combined financial information is based upon available information and upon certain estimates and assumptions. As of the date of filing of these pro forma financial statements, management had not completed its analysis of the total purchase price and the fair value of the assets acquired and liabililities assumed to provide a reasonable allocation of value among the intangible assets.  These estimates and assumptions are preliminary, are subject to change upon completion of the valuation of the intangibles and have been made solely for the purposes of developing these pro forma combined financial statements. The impact of any adjustments to the unaudited pro forma combined financial statements that are deemed necessary by management after the conclusion of this analysis could be material.  Unaudited pro forma combined financial statements are presented for illustrative purposes only and do not purport to be indicative of the results of operations or financial position of the combined company that would actually have been achieved had the transaction been completed for the period presented, or that may be obtained in the future. These unaudited pro forma combined financial statements are based upon the respective historical financial statements of Smart Online, Computility, and iMart and notes thereto. These unaudited pro forma condensed financial statements should be read in conjunction “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and all the financial statements and notes thereto contained in Smart Online’s quarterly financial report on Form 10-Q for the quarter ended June 30, 2005 and the annual report on Form 10-K for the year ended December 31, 2004.

SMART ONLINE, INC.
PRO FORMA BALANCE SHEET AS OF SEPTEMBER 30, 2005 (UNAUDITED)

Assets	Smart Online, Inc.	Computility, Inc.	Adjustments			Pro Forma Combined Amounts	iMart, Inc.	Adjustments			Pro Forma Combined Amounts
CURRENT ASSETS:
Cash and cash equivalents	$3,959,300	$93,053	$(93,053)	(a	)	$3,869,300	$237,305				$4,106,605
			(90,000)	(b	)
Accounts receivable, net	49,906	13,556				63,462	382,606				446,068
Receivable from related party	-	25,032	(25,032)	(a	)	-	-				-
Other accounts receivable	29,309	-				29,309	-				29,309
Prepaid expenses	506,995	-	-			506,995	74,885				581,880
Total current assets	4,545,510	131,641	(208,085)			4,469,066	694,796				5,163,862
PROPERTY AND EQUIPMENT, net	155,524	386,880	-			542,404	66,151				608,555
INTANGIBLE ASSETS, net
Goodwill	-	-	5,222,341	(a	)	5,222,341	-	5,024,379	(e	)	10,246,720
Non-compete Agreements	-	-	90,000	(b	)	90,000	-	716,142	(e	)	806,142

Other Intangible Assets	120,246	244,296	-			364,542	-	-			364,542

OTHER ASSETS	13,540	1,932	-			15,472	36,045				51,517
TOTAL ASSETS	$4,834,820	$764,749	$5,104,256			$10,703,825	$796,992	$5,740,521			$17,241,338
CURRENT LIABILITIES:
Accounts payable	$360,209	$197,983	$(87,983)	(a	)	$870,209	$57,265	$300,000	(e	)	$1,227,474
			400,000	(a	)

Purchase price payable, current	-	-	-			-	-	1,216,813	(e	)	1,216,813

Non-compete payments payable, current	-	-	-			-	-	372,290	(e	)	372,290

Accrued expenses	67,590	86,786	(86,786)	(a	)	67,590	34,011				101,601
Accrued payroll	215,563	-	-			215,563	-				215,563
Subscription financing payable	-	945,006	-			945,006	-				945,006
Capital lease payable	-	9,614	-			9,614	-				9,614
Note payable	-	107,500	(20,000)	(a	)	87,500	-				87,500
Accrued payroll taxes, penalties and interest	10,531	-	-			10,531	-				10,531
Deferred revenue	361,722	-	-			361,722	476,987	(47,699)	(e	)	791,010
Total current liabilities	1,015,615	1,346,889	205,231			2,567,735	568,263	1,841,404			4,977,402
LONG-TERM LIABILITIES:

Purchase price payable, less current portion	-	-	-			-	-	1,917,286	(e	)	1,917,286
Non-compete payments payable, less current portion	-	-	-			-	-	343,852	(e	)	343,852
Customer prepayments and deposits	-	12,557	(12,557)	(a	)	-	-
Subscription financing payable, less current portion	-	712,321	-			712,321	-	-			712,321
Capital lease payable, less current portion	-	7,309	-			7,309	-	-			7,309
Notes payable, less current portion	-	92,500	(30,000)	(a	)	62,500	-				62,500
Deferred revenue	-	-	-			-	56,460	(5,646)	(e	)	50,814
Total long-term liabilities	-	824,687	(42,557)			782,130	56,460	2,255,492			3,094,082
Total liabilities	1,015,615	2,171,576	162,674			3,349,865	624,723	4,096,896			8,071,484

STOCKHOLDERS' DEFICIT:
Common stock, $.001 par value, 45,000,000 shares authorized, 12,498,435 shares issued and outstanding	13,665	13,302	484	(a	)	14,149	-	1,815	(e	)	15,964
			(13,302)	(c	)
Additional paid-in capital	43,873,911	610,093	3,534,271	(a	)	47,408,182	400	1,814,079	(e	)	49,222,261
			(610,093)	(c	)			(400)	(f	)
Accumulated deficit	(40,068,371)	(2,030,222)	2,030,222	(c	)	(40,068,371)	171,869	(171,869)	(f	)	(40,068,371)

Total stockholders' equity (deficit)	3,819,205	(1,406,827)	4,941,582			7,353,960	172,269	1,643,625			9,169,854
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$4,834,820	$764,749	$5,104,256			$10,703,825	$796,992	$5,740,521			$17,241,338
 See notes to pro forma financial statements.

SMART ONLINE, INC.
PRO FORMA STATEMENTS OF OPERATIONS FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2005 (UNAUDITED)

Assets	Smart Online, Inc.	Computility, Inc.	Adjustments	Pro Forma Combined Amounts	iMart, Inc.	Adjustments			Pro Forma Combined Amounts
REVENUES:
Integration fees	$585,262	$-	$-	$585,262	$-				$585,262
Syndication fees	299,244	-	-	299,244	-				299,244
Subscription fees	-	1,266,477	-	1,266,477	1,663,682				2,930,159
Professional service fees	-	72,813	-	72,813	1,110,752				1,183,565
OEM revenues	36,000	-	-	36,000	-				36,000
Other revenues	83,540	132,538	-	216,078	83,453
Total revenues	1,004,046	1,471,828	-	2,475,874	2,857,887				5,333,761

COST OF REVENUES	79,438	541,646	-	621,084	315,160				936,244

GROSS PROFIT	924,608	930,182	-	1,854,790	2,542,727				4,397,517

OPERATING EXPENSES
General and administrative	3,004,574	396,605	22,500 (d)	3,423,679	566,096	268,554	(g	)	4,258,329
Sales and marketing	957,519	354,481	-	1,312,000	331,719				1,643,719
Development	872,767	171,387	-	1,044,154	422,911				1,467,065

Total operating expenses	4,834,860	922,473	22,500	5,779,833	1,320,726	268,554			7,369,113

(LOSS)INCOME FROM OPERATIONS	(3,910,252)	7,709	(22,500)	(3,925,043)	1,222,001	(268,554)			(2,971,596)

OTHER INCOME (EXPENSE):
Interest expense	17,801	(135,562)	-	(117,761)	1,437	(46,380)	(h	)	(186,651)
						(23,947)	(i	)
Gain on debt forgiveness	556,634	-	-	556,634	-				556,634
Gain on disposal of asset	-	-	-	-	16,234				16,234

Total other income (expense)	574,435	(135,562)	-	438,873	17,671	(70,327)			386,217
NET INCOME (LOSS)
Net loss attributed to Common Stockholders	(3,335,817)	(127,853)	(22,500)	(3,486,170)	1,239,672	(338,881)			(2,585,379)
NET LOSS PER SHARE:
Net loss attributed to Common Stockholders - Basic and Diluted	(0.27)			(0.27)					(0.20)

SHARES USED IN COMPUTING NET LOSS PER SHARE:
Basic and Diluted	12,353,443		484,213	12,837,656		205,767			13,043,423

SMART ONLINE, INC.
PRO FORMA STATEMENTS OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2004

Assets	Smart Online, Inc.	Computility, Inc.	Adjustments	Pro Forma Combined Amounts	iMart, Inc.	Adjustments			Pro Forma Combined Amounts
REVENUES:
Integration fees	$374,055	$-	$-	$374,055	$-	$-			$374,055
Syndication fees	176,471	-	-	176,471	-	-			176,471
Subscription fees	-	1,720,864	-	1,720,864	1,926,421	-			3,647,285
Professional service fees	-	99,400	-	99,400	1,340,228	-			1,439,628
OEM revenues	55,936	-	-	55,936	-	-			55,936
Other revenues	66,458	166,258	-	232,716	113,960	-			346,676
Related party revenues	330,050	-	-	330,050	-	-			330,050
Total revenues	1,002,970	1,986,522	-	2,989,492	3,380,609	-			6,370,101

COST OF REVENUES	211,616	910,605	-	1,122,221	410,698	-			1,532,919

GROSS PROFIT	791,354	1,075,917	-	1,867,271	2,969,911	-			4,837,182

OPERATING EXPENSES
General and administrative	2,432,928	483,893	30,000 (d)	2,946,821	630,502	358,071	(g	)	3,935,394
Sales and marketing	596,989	547,526	-	1,144,515	323,003	-			1,467,518
Development	563,372	282,359	-	845,731	593,746	-			1,439,477

Total operating expenses	3,593,289	1,313,778	30,000	4,937,067	1,547,251	358,071			6,842,3897

LOSS FROM OPERATIONS	(2,801,935)	(237,861)	(30,000)	(3,069,796)	1,422,660	(358,071)			(2,005,207)

OTHER INCOME (EXPENSE):
Interest expense	(119,389)	(193,464)	-	(312,853)	-	(185,521)	(h	)	(514,339)
						(15,965)	(i	)
Other income	-	12	-	12	1,031	-			1,043
Gain on debt forgiveness	249,395	-	-	249,395	-	-			249,395
Loss on disposal of asset	-	(14,181)	-	(14,181)	-	-			(14,181)

Total other income (expense)	130,006	(207,633)	-	(77,627)	1,031	(201,486)			(278,082)
NET LOSS	(2,671,929)	(445,494)	(30,000)	(3,147,423)	1,423,691	(559,557)			(2,283,289)
Preferred stock dividends and accretion of discount on preferred stock	(2,215,625)	-		(2,215,625)	-	-			(2,215,625)
Accretive dividend issued in connection with registration rights agreement	(206,085)	-		(206,085)	-	-			(206,085)
Converted preferred stock inducement cost	(3,225,410)	-		(3,225,410)	-	-			(3,225,410)
Net loss attributed to Common Stockholders	(8,319,049)	(445,494)	(30,000)	(8,794,543)	1,423,691	(559,557)			(7,930,409)
NET LOSS PER SHARE:
Net loss attributed to Common Stockholders - Basic and Diluted	(0.82)			(0.82)					(0.73)

SHARES USED IN COMPUTING NET LOSS PER SHARE:
Basic and Diluted	10,197,334	-	484,213	10,681,547		205,767			10,887,314

See notes to pro forma financial statements.

SMART ONLINE, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Notes Related to Computility Acquisition

a)
Reflects the adjustment to record the purchase price. These estimates and assumptions are preliminary, are subject to change upon completion of the valuation of the intangibles and have been made solely for the purposes of developing these pro forma combined financial statements. All assets and liabilities approximated their fair values, except for the adjustments required as set forth below:

Current assets:		$13,556
Property and Equipment		386,880
Intangible assets:
Goodwill	5,222,341
Non-competition agreements	90,000
Other intangible assets	244,296
Total intangible assets		5,556,637
Other assets		1,932
Total assets acquired		$5,959,005

Cash payments made in consideration of non-competition agreements entered into at closing		$90,000
Common stock issued - 484,213 shares at $7.30		3,534,755
Liabilities assumed:
Accounts payable	110,000
Subscription financing payable	1,657,327
Capital lease payable	16,923
Notes payable	150,000
Total liabilities assumed		1,934,250
Acquisition costs		400,000
Total consideration		$5,959,005

NOTE:  The fair value of $7.30 per share was determined as of the closing date since the closing date was prior to the acquisition being announced.

The following table reconciles selected historical assets and liabilities of Computility, Inc. at September 30, 2005 to the assets and liabilities assumed per above. The resulting adjustments have are reflected in the preceding pro forma combined balance sheet data at September 30, 2005.

	Historical Computility, Inc. Balance Sheet Data at September 30, 2005	Pro Forma Computility, Inc. Assets and Liabilities Assumed at September 30, 2005	Adjustment
Current assets:	(unaudited)	(unaudited)
Cash and cash equivalents	$93,053	$-	$(93,053)
Accounts receivable, net	13,556	13,556	-
Receivable from related party	25,032	-	(25,032)
Total current assets	131641	13,556	(118,085)
Property and equipment, net	386,880	386,880	-
Intangible assets, net	244,296	244,296	-
Other assets	1,932	1,932	-
Total assets	$764,749	$646,664	$(118,085)

Current liabilities:
Accounts payable	$197,983	$110,000	$(87,983)
Accrued expenses	86,786	-	(86,786)
Subscription financing payable	945,006	945,006	-
Capital lease payable	9,614	9,614	-
Note payable	107,500	87,500	(20,000)
Total current liabilities	1,346,889	1,152,120	(194,769)
Long-term liabilities:
Customer prepayments and deposits	12,557	-	(12,557)
Subscription financing payable, less current portion	712,321	712,321	-
Capital lease payable, less current portion	7,309	7,309	-
Notes payable, less current portion	92,500	62,500	(30,000)
Total long-term liabilities	824,687	782,130	(42,557)
Total Liabilities	$2,171,576	$1,934,250	$(237,326)

b)	Record non-competition agreements entered into with two key employees. $45,000 of consideration was paid to each employee contemporaneous with the closing of the acquisition.

c)	Elimination of the carrying amounts of Equity accounts from the predecessor owner.

d)	Amortization of three year non-competition agreements.

Notes Related to iMart Acquisition

e)
Reflects the adjustment to record the purchase price. These estimates and assumptions are preliminary, are subject to change upon completion of the valuation of the intangibles and have been made solely for the purposes of developing these pro forma combined financial statements. All assets and liabilities approximated their fair values, except for the adjustments required as set forth below:

Current assets		$694,796
Property and Equipment		66,151
Intangible assets:
Goodwill	5,024,379
Non-competition agreements	716,142
Total intangible assets		5,740,521
Other assets		36,045

Total assets		6,537,513

Accounts payable		(57,265)
Accrued expenses		(34,011)
Deferred revenue, net of 10% discount to fair value		(480,102)

Net assets acquired		$5,966,135

Net present value of amounts payable in consideration of purchase of iMart stock from iMart shareholders using 8% discount rate		$3,134,099
Net present value of amounts payable in consideration of non-competition agreements entered into at closing using 8% discount rate		716,142
Common stock issued - 205,767 shares at $8.825		1,815,894
Acquisition costs		300,000
Total consideration		$5,966,135

NOTE:  The fair value of $8.825 per share was determined as of the closing date since the closing date was prior to the acquisition being announced.

f)	Elimination of the carrying amounts of Equity accounts from the predecessor owner.

g)	Amortization of two year non-competition agreements

h)
Imputed interest expense at 8.0% on purchase price payable.  Purchase price liability is payable in installments as follows:  (a) four equal installments of four hundred twenty thousand seven hundred and fifty ($420,750) dollars each payable on January 2, 2006, April 3, 2006, July 5, 2006 and October 2, 2006; and (b) one million six hundred eighty-three thousand ($1,683,000) dollars to be paid on January 5, 2007.  Assumes company will generate sufficient operating cash flow to fund purchase price payments.

i)
Imputed interest expense at 8.0% on non-compete payable.  Non-competition liquidity is payable in eight quarterly installments.  Assumes company will generate sufficient operating cash flow to fund non-compete payments.